UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2005

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
2005 Bonuses
     Pursuant to the Liberty Global, Inc. 2005 Incentive Plan (the “Incentive Plan”), on August 15, 2005, the Compensation Committee of our Board of Directors (the “Committee”) approved performance objectives for the grant of cash bonuses to certain of our executive officers and certain other key employees (collectively, the “Participants”) for the fiscal year ending December 31, 2005 (“2005 Bonuses”). The Participants include Michael T. Fries, our President and Chief Executive Officer, and four other executive officers of our company who we currently anticipate will be among our five most highly compensated executive officers for the fiscal year ending December 31, 2005 (collectively, the “Executives”), as well as nine other employees. The performance objectives have been designed so that the payment of 2005 Bonuses to the Executives will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.
     The Committee determined that the Executives’ eligibility to receive a 2005 Bonus under the Incentive Plan would be conditioned on our company achieving specified minimum pro forma operating cash flow objectives for the six months ending December 31, 2005 (the “Base Objective”). If the Base Objective is achieved, the Committee may approve payment to each Executive of up to 150% of the target bonus applicable to such Executive, subject to the Committee’s discretion to reduce the maximum payment to be made to such Executive or to pay no bonus to such Executive based on the Committee’s assessment of performance for the six months ending December 31, 2005 against performance goals established by the Committee.
     The Committee determined that the payment of 2005 Bonuses to each Participant other than an Executive under the Incentive Plan would be determined based on performance goals established by our Chief Executive Officer, agreed to by the applicable Participant and approved by the Committee. If any such Participant achieves his or her performance goals, the Committee may approve payment to such Participant of up to 150% of the target bonus applicable to such Participant.
     The performance goals established for the Executives and the other Participants include a combination of quantitative measures, based on our company’s consolidated financial results and, in some cases, divisional financial results (revenues, operating cash flow and capital expenditures), and qualitative measures. The qualitative measures include individual strategic, financial, transactional, organizational and/or operational goals for each Participant.
     Under the Incentive Plan, no Participant may receive more than $10 million in any year as a bonus thereunder. Based on current participation, we estimate the aggregate 2005 Bonuses payable to all Participants to be approximately $3.2 million for on-target performance and approximately $4.8 million for over performance. The target bonus applicable to each Executive for 2005 is $400,000 for Mr. Fries and $250,000 for each other Executive.
Form Award Agreements
     The current form of non-qualified stock option agreement, form of stock appreciation rights agreement and form of restricted shares agreement under the Incentive Plan are being filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Name
99.1	Form of Liberty Global, Inc. 2005 Incentive Plan Non-Qualified Stock Option Agreement

99.2	Form of Liberty Global, Inc. 2005 Incentive Plan Stock Appreciation Rights Agreement

99.3	Form of Liberty Global, Inc. 2005 Incentive Plan Restricted Shares Agreement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.
By:	/s/ ELIZABETH M. MARKOWSKI
Elizabeth M. Markowski
Senior Vice President, Secretary and General Counsel

Date: August 19, 2005

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EXHIBIT INDEX

Exhibit No.	Name
99.1	Form of Liberty Global, Inc. 2005 Incentive Plan Non-Qualified Stock Option Agreement

99.2	Form of Liberty Global, Inc. 2005 Incentive Plan Stock Appreciation Rights Agreement

99.3	Form of Liberty Global, Inc. 2005 Incentive Plan Restricted Shares Agreement